Exhibit 99.1

SWISHER HYGIENE TO ACQUIRE CHOICE ENVIRONMENTAL SERVICES, INC.

CHARLOTTE, NC – February 14, 2011 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, today announced that it has entered into a definitive agreement to acquire Choice Environmental Services, Inc. (“Choice Environmental”), a Fort Lauderdale, Florida-based residential and commercial solid waste services company, by way of a statutory merger involving a wholly-owned subsidiary of Swisher Hygiene.

In the transaction, Swisher Hygiene will issue 9.2 million shares of its common stock to the former shareholders of Choice Environmental at the agreed upon value of US$50.1 million. Swisher Hygiene will also assume approximately US$41.5 million in debt, and expects to pay down a majority of this debt with proceeds from its previously announced subscription receipts offering. The agreement is subject to customary closing conditions, completion of the subscription receipts offering and receipt of all necessary regulatory approvals, including approval of the Toronto Stock Exchange with respect to the shares to be issued in the merger transaction and the subscription receipts offering. Upon satisfaction of all conditions, it is expected that the acquisition of Choice Environmental will be completed no later than March 31, 2011.

“We have been looking closely for strong companies that will complement our current hygiene and sanitary business and products, and the acquisition of Choice Environmental is a perfect fit for Swisher Hygiene as we transform our company into a true full-service provider,” said Steven R. Berrard, Chief Executive Officer of Swisher Hygiene. “Choice Environmental has strong recurring revenue streams – many of which are generated from exclusive municipal contracts – at attractive operating margins, a good mix of services that will provide synergies and cross-selling opportunities for our commercial customers and broaden our hygiene and sanitation offering. Choice Environmental also brings to Swisher Hygiene a top-notch management team that has successfully grown the company over the last seven years. Further, the acquisition will enable us to greatly expand our involvement in Florida, a market in which we already have a significant presence.”

Choice Environmental has been in business since 2004 and serves more than 150,000 residential and 7,500 commercial customers in the Southern and Central Florida regions through its 320 employees and over 150 collection vehicles by offering a complete range of solid waste and recycling collection, transportation, processing and disposal services. Choice Environmental operates six hauling operations, three transfer and materials recovery facilities and annually processes more than 150,000 tons of material. Choice Environmental has a strong management team, led by Chairman and CEO Glen Miller, with over a century of experience in the waste industry. The entire senior management team of Choice Environmental is expected to join Swisher Hygiene upon completion of the acquisition.

“We are excited at the abundant opportunities that will be present by becoming a part of Swisher Hygiene,” said Mr. Miller. “We have had a fantastic run as a standalone company over the past seven years, consistently growing the business over that period with our employees providing the best waste services for our customers in Florida, while investing considerably in efficient equipment that is scalable, environmentally friendly and energy efficient. With the infrastructure already put into place by Wayne Huizenga and Steve Berrard, we foresee significant opportunities for organic and acquisition-related growth.”

Cautionary Statement on Forward-Looking Information

All statements, other than statements of historical fact, contained in this news release, including any information as to the future financial or operating performance of Swisher Hygiene, constitute “forward-looking information” or “forward-looking statements” within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this news release unless otherwise stated. Forward-looking statements include, but are not limited to, possible events and statements with respect to possible events. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this news release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein as well as: (1) the accuracy of management’s assessment of the effects of the successful completion of the transaction; (2) the trading price of Swisher Hygiene’s common shares; and (3) there being no significant disruptions affecting Swisher Hygiene’s operations, whether due to labour disruptions, supply disruptions, power disruptions, damage to equipment or otherwise. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this news release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s registration statement on Form 10 filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators. These factors are not intended to represent a complete list of the factors that could affect Swisher Hygiene.

The forward-looking information set forth in this news release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information.

Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc., formerly known as “CoolBrands International Inc.”, is a NASDAQ and TSX listed company that provides hygiene solutions to customers throughout much of North America and internationally through its global network of 73 company-owned operations, 10 franchises and 10 master licensees covering the United Kingdom, Ireland, Portugal, the Netherlands, Singapore, the Philippines, Taiwan, Korea, Hong Kong/Macau/China, and Mexico. These solutions include products and services that are designed to promote superior cleanliness and sanitation in commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries across North America.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Don Duffy, ICR

Phone: (203) 682-8215

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8332